FIRST AMENDMENT TO THE RUBY TUESDAY, INC.
CHANGE IN CONTROL SEVERANCE PLAN

Pursuant to Section 8.20 of the Ruby Tuesday, Inc. Change in Control Severance Plan (the “CIC Severance Plan”) the Board of Directors of Ruby Tuesday, Inc. has determined to amend the CIC Severance Plan as described in the provision below. Accordingly, effective as of April 4, 2017, the CIC Severance Plan shall be, and hereby is, amended, as follows:

1.	Appendix A of the CIC Severance Plan is hereby amended to read as follows:

“Appendix A – Covered Executives and Applicable Severance Multiples

Executive Name	Title	Severance Multiple
	Chief Executive Officer	2x
	Chief Legal Officer	2x
	Chief Financial Officer	2x
	President, Ruby Tuesday Concept	2x
	Chief Development Officer	2x
	Chief Marketing Officer	2x
	Chief People Officer	2x
	Vice President	1x

”

RATIFICATION AS AMENDED. Except as amended by this Amendment, the terms and conditions of the CIC Severance Plan are confirmed, approved and ratified, and the CIC Severance Plan, as amended by this Amendment, shall continue in full force and effect. Any reference to the “CIC Severance Plan” shall mean the CIC Severance Plan as amended by this Amendment.